EXHIBIT 4.6

                         PRIDE PETROLEUM SERVICES, INC.
                           AGREEMENT FOR STOCK OPTIONS

        Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), in consideration of the undertakings of _________ ("Employee"), hereby grants to Employee the following stock options, subject to and in accordance with the terms and conditions set forth herein:

                                        I
                                  STOCK OPTION

        A. STOCK OPTION. Employee is hereby granted an option to purchase from the Company _________ shares ("Shares") of the Company's common stock, no par value ("Common Stock"). The Company and Employee intend that the options granted hereby shall be (check one) [X] nonqualified; [ ] incentive stock options.

        B. OPTION PRICE AND MANNER OF PAYMENT. The purchase price per Share is U.S. $____, which may be paid in cash, in shares of Common Stock of the Company (not subject to limitations on transfer) at their then fair market value, or a combination of cash and such Common Stock.

        C. OPTION PERIOD DURING WHICH AND BY WHOM EXERCISABLE. The options may be exercised in installments as follows:

                BEGINNING:                             NUMBER OF SHARES:

                On and after the date hereof           ____________________

                On and after [the first anniversary
                of date of original Forasol grant]     ____________________

                On and after [the second anniversary
                of the Forasol grant]                  ____________________

        If the Employee's employment by the Company or any of its subsidiaries is terminated without "cause," such options shall become fully vested and shall be exercisable in full for a period of ninety (90) days following the date of such termination. If Employee is terminated for "cause," all options shall be forfeited immediately. The term "cause" shall mean (i) gross or continued misconduct or neglect by the Employee in the discharge of his or her duties and responsibilities of employment, (ii) the Employee's conviction of a felony criminal offense or (iii) the Employee's conviction of any other crime or misdemeanor which, in the good faith judgment of the Board of Directors or other supervisory board of his
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        or her immediate employer, may reasonably be expected to adversely affect such Employee's ability to discharge his or her duties and responsibilities of employment.

The following option expiration date will apply to termination of employment due to:
                                                   OPTION EXPIRATION DATE:

        Retirement on or after 65th            One (1) year after retirement or
               birthday or permanent                disability
               and total disability

        Death while employed or within         One (1) year after death
               sixty (60) days after
               termination of employment

        Notwithstanding any of the foregoing provisions, no stock options granted under this Agreement shall be exercisable after March 10, 2007.

        D. PRIVILEGES OF OWNERSHIP. Employee shall not be entitled to any privileges of ownership with respect to Shares subject to the options granted by this Agreement unless and until: (i) such shares have been purchased and delivered pursuant to the exercise of such options as provided in this Agreement or (ii) the Compensation Committee of the Board of Directors (the "Committee") in its discretion determines that Employee is entitled to receive a dividend with respect to Shares that are the subject of this Agreement. Upon such purchase and delivery, Employee will become the owner of record, fully entitled to receive dividends and to enjoy the other rights accorded holders of Common Stock of the Company, except as such rights are limited and circumscribed by the terms of this Agreement.

                                       II
                               GENERAL PROVISIONS

        A. MANNER OF EXERCISE. Subject to the limitations set forth herein, the option granted by this Agreement shall be exercised by delivery of written notice to the Company at the office of its Secretary at 1500 City West Boulevard, Suite 400, Houston, Texas 77042 and specifying the number of shares to be purchased pursuant to the option or options so specified, accompanied by payment in full of the option price or prices for the number of shares so purchased. If requested by the Company, the Employee shall also submit a written agreement, in form satisfactory to the General Counsel for the Company, to the effect that such Shares are being acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").
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        B.      DELIVERY OF SHARE CERTIFICATES. Upon the exercise of an option granted hereunder and upon receipt by the Company of any applicable federal, state or other employment taxes, the Company shall deliver certificates representing the number and type of shares specified and shall pay all original issue and transfer taxes incident to such delivery.

        C. TRANSFERABILITY AND RESALE OF SHARES. Except as set forth in this Agreement, the Company has not imposed any restrictions upon resale of shares of Common Stock acquired pursuant to this Agreement. Such resale may, however, require compliance with applicable registration requirements under the Securities Act applicable to any Employee who may be deemed: (i) an "underwriter," as defined in the Securities Act, of Shares acquired pursuant to this Agreement or (ii) an "affiliate" of the Company as defined by the Securities and Exchange Commission. In addition, the penalties imposed by ss.16 of the Securities Exchange Act of 1934, as amended, upon any officer, director or 10% shareholder of the Company and the registration requirements of any applicable state securities laws may also restrict resales of such shares by Employee. The Company reserves the right to legend shares issued pursuant to this Agreement conditioning sales of such shares upon compliance with such laws, and Employee agrees to comply with all such requirements and restrictions.

        D. NOTICES. Any notice that either party hereto may be required or permitted to give to the other shall be postage prepaid, addressed as follows: Pride Petroleum Services, Inc., 1500 City West Boulevard, Suite 400, Houston, Texas 77042, Attention:
                Secretary; and to Employee at the address shown below his signature to this Agreement; or at such other address as either party, by notice to the other, may designate in writing from time to time. Notices by Employee shall be deemed effective upon receipt by the Company. Notices of the Company shall be deemed effective, if mailed, when mailed.

        E. INTERPRETATION OF THIS AGREEMENT. The Committee, as from time to time constituted, shall have the right to determine any questions that arise in connection with this Agreement or the options granted pursuant to this Agreement or the exercise of such options. The interpretation of the Committee shall be final and binding upon the Employee.

        F. NONTRANSFERABILITY. No option granted under this Agreement may be sold, transferred, pledged, assigned or otherwise alienated by Employee other than by will or the laws of descent and distribution. Any other transfer or attempted pledge, assignment or alienation, whether by operation of law or otherwise, shall be void. The option granted herein is not subject to execution, attachment or any rights of Employee hereunder by virtue of any attempted execution, attachment or other process. During the lifetime of the Employee, the options shall be exercisable only
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                by Employee, or, in the case Employee becomes mentally
                incapacitated, the Employee's guardian or legal representative.

        G. EMPLOYMENT TAXES. By executing this Agreement, Employee authorizes the Company to withhold, or Employee agrees to pay to the Company, the full amount of all federal and state income or other employment taxes applicable to taxable income resulting from the exercise of rights or receipt of payments pursuant to this Agreement.

        H. GOVERNING LAW AND PROVISIONS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas. Except as provided for herein, each option granted hereunder shall be governed by the terms of the Pride Petroleum Services, Inc. Long-Term Incentive Plan.

        I. MEANING OF EMPLOYMENT. For purposes of this Agreement, employment by the Company shall be deemed to include employment by the Company or any subsidiary of the Company.

        J. EMPLOYMENT. Nothing contained in this Agreement or any option granted hereunder shall confer upon Employee the right to continue in the employ of the Company or any subsidiary of the Company.

        K. BINDING EFFECT OF THIS AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company and any executor, administrator or personal representative of Employee who acquires any rights hereunder.

        L. HEADINGS. Headings of Articles and Paragraphs hereof are inserted for convenience and reference; they constitute no part of this Agreement.

        M. AMENDMENT. This Agreement can not be modified, altered or amended except by an agreement in writing signed by both the Company and Employee.

        N. ACCEPTANCE. The option granted by this Agreement shall become null and void unless Employee's agreement hereto and acceptance hereof is noted below and returned to the Secretary of the Company at its office in Houston, Texas when indicated above. By signing this Agreement, Employee acknowledges and warrants that he has received and carefully read this Agreement and the most recent Form 10-K and Annual Report of the Company.
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        The Company has caused this Agreement to be signed by its duly authorized officer as of March 10, 1997.

                                Pride Petroleum Services, Inc.

                                By:
                                     Paul A. Bragg
                                     President and Chief Operating Officer

I agree that the stock options
described above shall be governed
by the terms of this Agreement.

Date: __________________


__________________________________
            Signature

Name:

Address:
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                         PRIDE PETROLEUM SERVICES, INC.

                           STOCK OPTION EXERCISE FORM

       COMPLETE A SEPARATE FORM FOR EACH OPTION AGREEMENT

1      NAME

       SOCIAL SECURITY NUMBER:

       ADDRESS:

       STATE/COUNTRY OF RESIDENCE:                             ZIP/POSTAL CODE:

2      DATE OF OPTION AGREEMENT

3      NUMBER OF SHARES EXERCISED:

4      MARKET PRICE PER SHARE
       ON DATE OF EXERCISE:                                    DATE:

5      OPTION PRICE PER SHARE

6      GROSS INCOME [(Line 4 - Line 5) X Line 3]:

7      FICA W/H (6.2% X Line 6) (Max at $62,700):

8      MEDICARE (1.45% x Line 6) (No Limit)

9      STATE W/H:

10     FEDERAL W/H (28% OF Line 6):

11     OPTION PRICE ______ X ________ # OF SHARES =

12     CHECK TO PRIDE PETROLEUM SERVICES, INC.
       (Line 6+ Line 7+ Line 8+ Line 9+ Line 10)$

================================================================================

                  FORWARD A COPY OF THIS FORM TO THE FOLLOWING:

                           EILEEN BORSKI (WITH CHECK)
                                 HOUSTON PAYROLL
                                  DAVID KOERTH

                           SIGNATURE: ________________
                            DATE: __________________